Exhibit 99.2

Roche LinkedIn Announcement, November 26, 2024

Our commitment to innovation drives us to discover and develop pioneering medicines that offer substantial benefits to patients. We are very excited to share today’s announcement that we entered into a definitive agreement to acquire @Poseida Therapeutics. The acquisition supports Roche’s Pharma Strategy and allows for a range of potentially first and best-in-class therapies across oncology, immunology, and neurology, uniquely positioning Roche in the new field of donor-derived off-the-shelf cell therapies.

#RocheInnovation #Celltherapy #Oncology

Important Additional Information And Where To Find It

The tender offer for the outstanding shares of common stock of Poseida described in this communication has not yet commenced. This communication is for informational purposes only and do not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Poseida’s securities. The solicitation and offer to purchase Poseida’s shares of common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Roche Holdings, Inc. (“Roche”) and Blue Giant Acquisition Corp., a wholly owned subsidiary of Roche (“Merger Sub”), will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) and thereafter, Poseida will file a Solicitation/Recommendation Statement on Schedule 14d-9 with the SEC with respect to the tender offer. The tender offer materials (including the Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement on Schedule 14d-9 will contain important information.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THESE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS MAY BE AMENDED FROM TIME TO TIME, CAREFULLY WHEN THEY BECOME AVAILABLE PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES IN THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

The tender offer materials and the Solicitation/Recommendation Statement will be filed with the SEC, and investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Roche and Poseida with the SEC at the website maintained by the SEC at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Parent and when available may be obtained by directing a request to the Information Agent for the tender offer which will be named in the Tender Offer Statement on Schedule TO. Investors and stockholders may also obtain free copies of the documents filed with the SEC by Poseida on the investor relations page of Poseida’s internet website at https://investors.poseida.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication may include statements that are not statements of historical fact, or “forward-looking statements,” within the meaning of the federal securities laws, including with respect to Roche’s proposed acquisition of Poseida. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. These statements are generally identified by words or phrases such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “should”, “estimate”, “predict”, “project,” “strategy,” “potential”, “continue” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the ability of Roche and Poseida to complete the transactions contemplated by the merger agreement, including each party’s ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, the parties’ beliefs and expectations and statements about the benefits sought to be achieved in Roche’s proposed acquisition of Poseida, the potential effects of the acquisition on both Roche and Poseida and the possibility of any termination of the merger agreement. These statements are based upon the current beliefs and expectations of Roche and Poseida’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable if at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements, and you should not place undue reliance on these statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Poseida’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer and the merger contemplated by the merger agreement may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or the subsequent merger; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the transactions on Poseida’s business; the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; and the risk of legal proceedings being brought in relation to the transactions and the outcome of such proceedings, including the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in Poseida’s public filings with the SEC, including the “Risk Factors” section of Poseida’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, Form 8-K and in other public filings Poseida makes with the SEC from time to time, as well as the tender offer materials to be filed by Roche and Merger Sub and the Solicitation/Recommendation Statement to be filed by Poseida, in each case as amended by any subsequent filings made with the SEC.

Neither Roche nor Poseida undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.